UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 17, 2008

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	033-10456	56-2416925
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6 Youpeng Road, Qufu, Shandong, China 273100

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 537-4424999)
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2009, Sunwin International Neutraceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Wild Flavors, Inc. (“Wild Flavors”) to purchase 20,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $.15 per share (the “Wild Flavors Stock”) together with five year warrants to purchase 26,666,666 shares of common stock with an exercise price of $0.35 per share (the “Warrants“). Upon completion of the sale of the Shares and other transactions agreed to in connection with the Securities Purchase Agreement, Wild Flavorss will own approximately 15.7% of the issued and outstanding Common Stock of the Company.

Pursuant to the terms of the Securities Purchase Agreement, the Company agreed to convert its wholly owned subsidiary, Sunwin Stevia International Corp., a Florida corporation (“Sunwin USA”), into a Delaware limited liability company.  In exchange for its contribution of Sunwin USA’s current capital, the Company will receive 5,500 membership units in Sunwin USA, a 55% interest after giving effect to the issuance of membership units to Wild Flavors.  In addition, the Company agreed to issue to Wild Flavors 4,500 membership units (a 45% interest) in Sunwin USA in exchange for Wild Flavors’ agreement to provide sales, marketing, logistics and supply chain management, product development and regulatory services to Sunwin USA over a period of two years beginning on February 5, 2009 (the “Services”). The Company and Wild Flavors agreed that the value of the Services are $1,000,000. In addition, Wild Flavors has agreed to act as the sole manager of Sunwin USA and will be responsible for all of its business and affairs as provided for in the proposed form of the Operating Agreement to be entered into between Wild Flavors and the Company (the "Operating Agreement"). In addition, Wild Flavors has the right of first refusal to purchase additional membership units in Sunwin USA at $222.22 per unit to provide any additional capital required by Sunwin USA as jointly determined by the Company and Wild Flavors.

Under the terms of the Securities Purchase Agreement, Wild Flavors has the option to exchange its 45% interest in Sunwin USA into 6,666,666 shares of the Company’s Common Stock at any time until December 31, 2010 (the “Exchange Option”).  Wild Flavors is also entitled to a bonus option which would entitle it to receive the greater of 6% of the issued and outstanding membership units of Sunwin USA or the number of membership units of Sunwin USA necessary to get Wild’s ownership interest to 51% if (i) Sunwin USA achieves cumulative pre-tax profits of $3,000,000 on or before December 31, 2011 computed in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) exclusive of the cost of product liability insurance and (ii) Wild Flavors has not exercised its Exchange Option (the “Bonus Option”). Upon exercise of the Bonus Option, Wild Flavors is obligated to pay Sunwin USA an aggregate exercise price of $1,000.00.  The Bonus Option expires upon the earlier of the date when one of the above conditions can no longer be satisfied and July 1, 2012.

Shandong Shengwang Pharmaceutical Co., Ltd (“Shandong Shengwang”), a China limited liability company controlled by the Company’s Chairman of the Board, Laiwang Zhang, has agreed to waive fees it charges the Company to provide consulting services to certain of its subsidiaries, including maintaining infrastructure and covering utility expenses of those entities for the calendar year 2009. In addition, Shandong Shengwang has agreed that starting January 2010, the maximum consulting fee that will be charged to the Company by Shandong Shengwang will be approximately $175,508 (RMB1,200,000) per year.

On February 5, 2009, the Company entered into a Distributorship Agreement with its subsidiary, Sunwin Stevia International Corp. (“Sunwin USA”) and Wild Flavors for the worldwide distribution of the Company’s Stevia sweetener products.  The Distributorship Agreement is for an initial term of 60 months with automatic renewal terms of 12 successive 36 month renewal periods.

As part of the Securities Purchase Agreement, the Company, Wild Flavors and certain shareholders of the Company owning approximately 34.12% of the Company’s common stock (the “Sunwin Shareholders”) entered into a Stockholders Agreement dated February 5, 2009 (the “Stockholders Agreement”).  The Stockholders Agreement provides that so long as Wild Flavors owns at least 4,000,000 shares of the Common Stock, the parties will vote or cause their shares of the Common Stock to be voted to elect two members of the Company’s board of directors designated by Wild Flavors and three members designated by the Sunwin Shareholders.

The descriptions of the terms and conditions of the Securities Purchase Agreement, Operating Agreement, Distributorship Agreement and Stockholders Agreement set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such documents attached hereto as exhibits and incorporated herein by reference.

Item 3.02	Recent Sales of Unregistered Securities.

Pursuant to the Securities Purchase Agreement, Wild Flavors purchased 20,000,000 shares (the “Shares”) of the Company’s Common Stock at a price of $.15 per share and five year warrants to purchase 26,666,666 shares of the Common Stock with an exercise price of $0.35 per share (the “Warrants“).  Upon completion of the sale of the Shares and other transactions agreed to in connection with the Securities Purchase Agreement, Wild Flavors will own approximately 15.7% of the issued and outstanding Common Stock of the Company. In addition, Sunwin USA agreed to agreed to issue to Wild Flavors 4,500 membership units (the “Units”) (a 45% interest) in Sunwin USA in exchange for Wild Flavors’ agreement to provide the Services to Sunwin USA over a period of two years begining on February 5, 2009.  The sale of the Shares, Warrants and Units is hereinafter collectively referred to as the Wild Flavors Offering.

The Wild Flavors Offering was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The sale of the Shares, Warrants and Units (the “Sunwin Securities”) to Wild Flavors, when completed, will qualify for exemption under Section 4(2) of the Securities Act of 1933 since the sale by the Company and Sunwin USA did not involve a public offering. Wild Flavors agreed not to resell the Sunwin Securities for a period of two years after the February 5, 2009 closing date of the Wild Flavors Offering.  In addition, Wild Flavors is a sophisticated investor and had access to information normally provided in a prospectus regarding the Company. The Wild Flavors Offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. The Company did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, Wild Flavors had the necessary investment intent as required by Section 4(2) since Wild Flavors agreed to allow the Company to include a restrictive legend on any of the Sunwin Securities acquired stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company will have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the Wild Flavors Offering.

The Company paid fees in connection with the Securities Purchase Agreement of $100,000 in cash and 1,000,000 shares of its Common Stock. In addition, the Company paid legal fees to its counsel associated with the Securities Purchase Agreement. After payment of these fees and costs associated with the Wild Flavors Offering, the Company received net proceeds of approximately $2,885,000. The net proceeds of this offering will be used for expansion of the Company’s Stevia production facilities in China and general corporate purposes.

The Securities Purchase Agreement gives Wild Flavors the right to receive notice of and participate in the Company’s proposed sale of its securities except for (i) transactions involving strategic mergers, acquisitions; (ii) license and partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities are not at any time granted registration rights and issuances; (iii) grants pursuant to stock option plans and employee stock purchase plans; and (iv) issuances as a result of the exercise of existing warrants to purchase the Company’s common stock.

In addition, the Securities Purchase Agreement also gives Wild Flavors, among other rights, a right of first refusal with respect to subsequent offers, if any, by the Company for the sale of its securities or debt obligations up until February 5, 2011. The right of first refusal does not apply with respect to certain limited exceptions, including strategic license agreements, mergers and similar acquisitions and certain option programs.

The descriptions of the terms and conditions of the Warrants set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such document attached hereto as exhibits and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 11, 2009, Wild Flavors, Inc. and the Company issued a press release announcing the business relationship contemplated in the Securities Purchase Agreement and the agreements set forth in such agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Common Stock Purchase Warrant between Sunwin International Neutraceuticals, Inc. and Wild Flavors, Inc. dated February 5, 2009.
4.2
Stockholders Agreement dated February 5, 2009 Sunwin International Neutraceuticals, Inc., Laiwang Zhang, Dongdong Lin, Xingyuan Li, Junzhen Zhang, Xiangsheng Kong, Weidong Chai, Laiwang Zhang, Fanjun Wu and Wild Flavors, Inc.

10.1	Securities Purchase Agreement between Sunwin International Neutraceuticals, Inc. and Wild Flavors, Inc. dated February 5, 2009.
10.2	Form of Operating Agreement between Sunwin International Neutraceuticals, Inc. and Wild Flavors, Inc.
10.3	Distributorship Agreement dated February 5, 2009 among Sunwin International Neutraceuticals, Inc., Sunwin Stevia International Corp. and Wild Flavors, Inc.*
99.1	Joint Press Release of Wild Flavors, Inc. and Sunwin International Neutraceuticals, Inc. dated February 11, 2009 (furnished herewith).

*Portions of this agreement have been omitted and marked with a [_] and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunwin International Neutraceuticals, Inc.

Date: February 11, 2009	By:	/s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer